UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2022

Innovative Payment Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

56B 5th Street, Lot 1

Carmel by the Sea, CA 93921

(Address of principal executive offices)

(866) 477-4729

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 2, 2022, Innovative Payment Solutions, Inc. (the “Company”) conducted its 2022 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting as of the September 14, 2022 record date for the Annual Meeting was 376,901,679 shares outstanding (the “Voting Stock”). No other shares of the Company’s capital stock were entitled to vote at the Annual Meeting.

The number of shares of Voting Stock present or represented by valid proxy at the Annual Meeting was approximately 265,318,730 shares. At the Annual Meeting, the Company’s stockholders (i) elected each of William D. Corbett, Richard Rosenblum, Madisson Corbett, Clifford Henry and David Rios as a director until the Company’s next annual meeting or until their successors shall be elected and qualified, (ii) ratified the appointment of RBSM LLP as the Company’s independent registered public accounting firm for fiscal year ended December 31, 2022, (iii) approved an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of common stock at a ratio (to be determined in the discretion of the Company’s board of directors during a two year period ending on November 2, 2024) within a range of one (1) share of common stock for every two (2) to thirty (30) shares of common stock, and (iv) approved a potential adjournment of the annual meeting,

The Company’s stockholders did not approve the proposed amendment to the Company’s Articles of Incorporation to provide the board of directors with the authority to, at its discretion, fix by resolution or resolutions, the designations, rights and privileges of the Company’s authorized preferred stock.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal No. 1 – Election of Directors

William D. Corbett, Richard Rosenblum, Madisson G. Corbett, Clifford Henry and David Rios were each elected as a director to serve for a one-year term that expires at the 2022 annual meeting of stockholders or until their successors shall be elected and qualified. The voting results were as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Vote
William D. Corbett	177,223,133	21,888,095	66,207,502
Richard Rosenblum	147,563,408	51,547,820	66,207,502
Madisson G. Corbett	163,353,921	35,757,307	66,207,502
Clifford W. Henry	147,365,918	51,745,310	66,207,502
David Rios	147,162,003	51,949,225	66,207,502

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
248,607,355	15,029,345	1,682,030	n/a

Proposal No. 3 – Approval of an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of common stock at a ratio to be determined in the discretion of the board of directors within a range of one (1) share of common stock for every two (2) to thirty (30) shares of common stock

An amendment to the Company’s Articles of Incorporation to effect the reverse stock split at a ratio to be determined at the discretion of the Company’s board of directors during a two year period ending on November 2, 2024 within a range of one (1) share of common stock for every two (2) to thirty (30) shares of common stock was approved. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
255,141,894	8,538,514	1,638,322	n/a

Proposal No. 4 – Approval of an amendment to the Company’s Articles of Incorporation to provide the board of directors with the authority to, at its discretion, fix by resolution or resolutions, the designations, rights and privileges of the Company’s authorized preferred stock

An amendment to the Company’s Articles of Incorporation to provide the Company’s board of directors with the authority, at its discretion, to fix by resolution or resolutions, the designations, rights, and privileges of the Company’s authorized preferred stock was not approved. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
145,049,250	18,118,135	35,943,843	66,207,502

Proposal No. 5 – Approval of the adjournment of the Annual Meeting

The adjournment of the annual meeting was approved, although no adjournment was undertaken. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
227,272,420	3,550,119	34,496,191	n/a

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Dated: November 2, 2022	By:	/s/ William D. Corbett
	Name:	William D. Corbett
	Title:	Chief Executive Officer

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